March 30, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Dear Sir or Madam:

     We have read Item 4.01 of the Form 8-K of Houston Operating Company, dated March 30, 2005 and concur with the representations contained therein without exception.

                                                Very truly yours,

                                                /s/ Michael Johnson

                                                Michael Johnson & Co., LLC